                                                                   Exhibit 3.272

                          CERTIFICATE OF INCORPORATION
                                       OF
                              STAT HEALTHCARE, INC.

     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is STAT Healthcare, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The number of shares which the Corporation is authorized to have outstanding is 10,000,000 shares of Common Stock, $0.01 par value per share.

     FIFTH: The name and mailing address of the incorporator is Carmelo M. Gordian, 620 Congress Ave., Suite 320, Austin, Texas 78701

     SIXTH:

     A. The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

     W.H. Rice, M.D.            Victor M. Miranda, M.D.
     2800 Garth Road, Suite J   2800 Garth Road, Suite J
     Baytown, Texas 77521       Baytown, Texas 77521

     Ned E. Chapman
     2800 Garth Road, Suite J
     Baytown, Texas 77521

     B. Except as otherwise fixed by or pursuant to the terms of any class or series of capital stock of the Corporation entitled to a preference over the Common Stock as to dividends or upon liquidation, the number, qualification, terms of office, manner of election, time and place of meeting, compensation, powers and duties of the directors shall be fixed from time to time by or pursuant to the By-Laws.

     SEVENTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to :

     A. Adopt any By-Laws a majority of the entire Board of Directors may deem necessary or desirable for the efficient conduct of the affairs of the Corporation, including, but not limited to, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any such meeting or of nominations for the election of directors to be held at any such meeting; and

     B. Repeal, alter or amend the By-laws by the vote of a majority of the entire Board of Directors.

     EIGHTH: In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such terms), the affirmative vote of the holders of a majority in interest of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an annual election (the "Voting Stock"), voting together as a single class, shall be required to:

     A. Remove a director without cause (for purposes of this Article EIGHTH "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation, other than any such failure resulting from incapacity due to physical or mental illness, or the willful engaging by a director in misconduct injurious to the Corporation);

     B. Except as provided in Subsection B of Article SEVENTH above, adopt, amend, alter or repeal any provision of the By-laws;

     C. Amend, alter or repeal or adopt any provision inconsistent with Articles SIXTH, SEVENTH, or this Article EIGHT; and

     D. Amend, alter or repeal or adopt any provisions inconsistent with any provision, other than Articles SIXTH, SEVENTH, or this Article EIGHTH contained in this Certificate of Incorporation, unless otherwise approved by a majority of the entire Board of Directors.

     NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stock holders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     TENTH: No director shall be personally liable to the Corporation or its stockholder(s) for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of the Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 27th day of July, 1994.


                                        /s/ Carmelo M. Gordian
                                        -------------------------------------
                                        CARMELO M. GORDIAN,


                                        by /s/ X
                                           -------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              STAT HEALTHCARE, INC.

     STAT Healthcare, Inc., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of STAT Healthcare, Inc., (the "Corporation") by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That the Certificate of Incorporation of this Corporation be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

          "The number of shares which the Corporation is authorized to have outstanding is 11,000,000 shares, consisting of 1,000,000 shares of Serial Preferred Stock of a par value of $0.01 per share (hereinafter called the "Serial Preferred Stock") and 10,000,000 shares of Common Stock of a par value of $0.01 per share (hereinafter called "Common Stock").

The express terms of the shares of each class are as follows:

                                   DIVISION A
                   EXPRESS TERMS OF THE SERIAL PREFERRED STOCK

     The Serial Preferred Stock may be issued from time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issuance of all or any of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   DIVISION B
                        EXPRESS TERMS OF THE COMMON STOCK

               The Common Stock shall be subject to the prior and superior rights of the Serial Preferred Stock and of any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders".

     SECOND: That thereafter, pursuant to resolution of its Board of Directors and upon the written waiver of the call and notice of time and place of the special meeting of the stockholders of said Corporation in accordance with
Section 228, such stockholders unanimously consented to the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said STAT Healthcare, Inc. has caused this Certificate to be signed by Victor M. Miranda, M.D., its President, and attested by Ned E. Chapman, its Secretary, this 13th day of September, 1994.

                                        STAT HEALTHCARE, INC.


                                        By: /s/ Victor M. Miranda, M.D.
                                            ------------------------------------
                                            Victor M. Miranda, M.D., President


ATTEST:


By:./s/ N.E. Chapman
   ----------------------------------
Ned E. Chapman, Secretary

              CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
                     OF SERIES A CONVERTIBLE PREFERRED STOCK

     The undersigned, Victor M. Miranda, M.D., does hereby certify:

     (a) that he is, and at all times mentioned herein was, the duly elected President of STAT Healthcare, Inc., a Delaware corporation (the "Corporation");

     (b) that the Corporation's Certificate of Incorporation filed July 29, 1994 (the "Certificate of Incorporation") authorizes the Board of Directors to adopt resolutions fixing the rights, preferences, restrictions and other matters of any wholly unissued series of Preferred Stock; and

     (c) the Board of Directors adopted the following resolutions at a meeting held on September 13th, 1994:

     WHEREAS, the Certificate of Incorporation authorizes a class of stock designated Preferred Stock (the "Preferred Stock"), comprising 1,000,000 shares, par value $.01 per share; provides that such Preferred Stock may be issued from time to time in one or more series; and vests authority in the Board of Directors of the Corporation, within the limitations and restrictions stated in Article Four of the Certificate of Incorporation, to fix or alter the voting powers, designations, preferences and relative participating, optional or other special rights, rights and terms of redemption, the redemption price or prices and the liquidation preferences of any wholly unissued series of Preferred Stock within the limitations set forth in the Delaware General Corporation Law; and

     WHEREAS, the Corporation heretofore has not filed with the Secretary of the State of Delaware a "Certificate of Designation of Rights and Preferences of Preferred Stock" with respect to any shares of the Corporation's authorized but unissued Preferred Stock; and

     WHEREAS, based on the foregoing, there remains the full 1,000,000 shares of the Corporation's authorized but unissued Preferred Stock eligible for designation by the Corporation with respect to new series thereof; and

     WHEREAS, the Corporation proposes to issue up to 74,000 shares of a new series of Preferred Stock (the "Offering"); and

     WHEREAS, it is the desire of the Board of Directors to designate a Series A Preferred Stock and to fix the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in connection with the Offering;

     NOW, THEREFORE, BE IT RESOLVED, that 74,000 shares of authorized but unissued Preferred Stock be designated Series A Convertible Preferred Stock and that the Series A Convertible Preferred Stock have the rights, preferences, privileges and restrictions as follows:

                            Series A Preferred Stock

     Part 1. Dividends.

     1A. The holders of Series A Convertible Preferred Stock shall be entitled to receive dividends as and if declared by the Board of Directors of the Company.

     Part 2. Liquidation Preference

     2A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary:

          (i) The holders of the Series A Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount for each share of Series A Convertible Preferred Stock then held by them equal to $5.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus accrued or declared but unpaid dividends on the Series A Convertible Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Convertible Preferred Stock in proportion to the shares of Series A Convertible Preferred Stock then held by them;

          (ii) Subject to the payment in full of the liquidation preference with respect to the Series A Convertible Preferred Stock as provided in subparagraph
(i) above, the remaining assets and surplus funds of the Corporation shall be distributed among holders of Common Stock, ratably in proportion to the shares of Common Stock then held by them;

     2B. For the purposes of this part 2, a "liquidation" shall include:

          (i) a consolidation or merger of the Corporation with or into any other corporation, or any other entity or person, other than a wholly-owned subsidiary of the Corporation, excluding any transaction in which stockholders of the Corporation prior to the transaction will maintain voting control of the resulting entity after the transaction:

          (ii) any corporate reorganization in which the Corporation shall not be the continuing or surviving entity resulting from such reorganization;

          (iii) a sale of all or substantially all of the assets of the Corporation; or

          (iv) any transaction approved by the stockholders of the Corporation in which more than 50 percent of the outstanding stock of the Corporation (on an as-if converted basis) is exchanged in any 90-day period;

such that the holders of Series A Convertible Preferred Stock shall be paid (unless such payment is waived by the holders of not less than a majority of the outstanding shares of Series A Convertible Preferred Stock, voting as a class) in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, an amount equal to the amount per share which would be payable to the holders of Series A Convertible Preferred Stock pursuant to this part 2 in a liquidation of the Corporation.

     2C. The Corporation shall give each holder of record of Series A Convertible Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this part 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the mailing by the Corporation of the first notice provided for herein or sooner than 20 days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of not less than 50 percent of the outstanding Series A Convertible Preferred Stock, voting as a class.

     Part 3. Redemptions.

     The Series A Convertible Preferred Stock shall not be subject to redemption.

     Part 4. Voting Rights.

     Each holder of shares of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided in this Certificate of Incorporation or as required by law, voting together as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional votes resulting from the above formula shall be rounded to the nearest whole number (with one-half being rounded upward).

     Part 5. Conversion.

     The holders of Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     5A. Right to Convert.

     Subject to the provisions of paragraph 5C, each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such share, into 20 shares of fully paid and nonassessable shares of Common Stock. The initial Series A Conversion Price shall be $0.25 per share; provided, however, that such Conversion Price shall be subject to adjustment as set forth below.

     5B. Automatic Conversion.

     (i) Each share of Series A Convertible Preferred Stock shall automatically be converted into 20 shares of Common Stock at the then effective Series A Conversion Price immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation), (a) at a public offering price (prior to underwriters commissions and expenses) per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) equal to or exceeding $5.00 per share and (b) the aggregate dollar amount (before deduction for underwriters commissions and expenses relating to the issuance) of which offering equals or exceeds $5,000,000 (in the event of which offering, the person(s) entitled to receive Common Stock issuable upon such conversion of Series A Convertible Preferred Stock shall not be deemed to have converted that Series A Convertible Preferred Stock until immediately prior to the closing of such offering).

     (ii) Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price immediately upon the vote of the holders of a majority of the outstanding Series A Convertible Preferred Stock, voting as a class.

     5C. Mechanics of Conversion. Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event of an automatic conversion, the Board of Directors may elect to treat the conversion of the shares of Series A Convertible Preferred Stock as having been made effective as of the date of the event resulting in the automatic conversion.

     5D. Adjustments to Conversion Price for Dilutive Issues.

          (i) Special Definitions. For purposes of this paragraph 5D, the following definitions apply:

               (a) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (b) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, or Series A Convertible Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

               (c) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to 5D(iii), deemed to be issued) by the Corporation after the Series A Original Issue Date other than shares of Common Stock issued or issuable:

                    (1) upon conversion of shares of the Series A Convertible Preferred Stock;

                    (2) to officers, directors or employees of, or consultants to, the Corporation, on terms approved by the Board of Directors;

                    (3) as a dividend or distribution on Series A Convertible Preferred Stock;

                    (4) pursuant to a transaction for which adjustment of the Series A Conversion Price is made pursuant to paragraph 5D(vi); or

                    (5) pursuant to the acquisition of another corporation by merger, purchase of all or substantially all of the assets of such corporation or reorganization.

          (ii) No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price of a particular share of Series A Convertible Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Convertible Preferred Stock.

          (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 5D(v) hereof) of such Additional Shares of Common Stock would be less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (a) no further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, then the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect Common Stock previously issued upon conversion of Series A Convertible Preferred Stock).

               (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (1) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                    (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to paragraph 5D(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (d) no adjustment of the conversion rate for the Series A Preferred shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price on the original adjustment date, or (2) the Series A Conversion Price that would have resulted from any actual issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made, except as to shares of Series A Convertible Preferred Stock converted during such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above; and

               (f) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

          (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares (defined above) without consideration or for a consideration per share less than the conversion price with respect to a series of Preferred Stock in effect immediately prior to the issuance, then the conversion price for such series shall be reduced concurrently with such issuance to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below:

     (x) = an amount equal to the sum of

          (1) the aggregate purchase price received by the Company on the sale of such series of Preferred Stock, plus

          (2) the aggregate consideration, if any, received by the Corporation for all Additional Shares issued on or after the date of issuance of such series of Preferred Stock (the "Purchase Date");

     (y) = an amount equal to the sum of

          (1) the aggregate purchase price of such series of Preferred Stock divided by the Conversion Price for such shares in effect at the Purchase Date for such series of Preferred Stock, plus

          (2) the number of Additional Shares issued since the Purchase Date for such series of Preferred Stock.

          (v) Determination of Consideration. For purposes of this paragraph 5D, the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

               (a) Cash and Property. Such consideration shall:

                    (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends after deducting all commissions and expenses paid and concessions and discounts allowed to underwriters, dealers or others performing similar services in connection with such issue;

                    (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                    (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

               (b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 5D(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                    (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Option for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                    (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     5E. Adjustments for Dividends, Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Series A Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Prices of the Series A Convertible Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

     5F. Other Distributions. In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or any of its subsidiaries or other persons, assets (excluding cash dividends) or Options or rights not referred to in paragraph 5D(iii), then in each such event provision shall be made so that the holders of Series A Convertible Preferred Stock shall receive, upon the conversion thereof, the securities of the company which they would have received had their stock been converted into Common Stock on the date of such event.

     5G. Other Adjustments. In case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation, merger or share exchange of the Corporation with or into another corporation or corporations (other than a consolidation or merger deemed to be a liquidation, dissolution or winding up of the Corporation as provided in paragraph 2B above), each share of Series A Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Convertible Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or share exchange; and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Convertible Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Convertible Preferred Stock.

     5H. No Impairment. The Corporation will not, by amendment of this Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this part 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion right of the holders of the Series A Convertible Preferred Stock against impairment.

     5I. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this part 5, the Corporation at its expense shall promptly compute such adjustment and prepare and furnish to each holder of Series A Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of the Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

     5J. Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     5K. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

     5L. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

     Part 6. Registration of Transfer.

     The Corporation will keep at its principal office a register for the registration of shares of Series A Convertible Preferred Stock. Upon the surrender of any certificate representing shares of Series A Convertible Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Convertible Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Convertible Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Convertible Preferred Stock represented by the surrendered certificate.

     Part 7. Replacement.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Convertible Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Convertible Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Convertible Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Part. 8. Definitions.

     "Common Stock" means, collectively, the Corporation's Common Stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Series A Original Issue Date" means September 11, 1994.

     "Subsidiary" means any corporation more than 50% of the outstanding voting securities are owned by the Corporation or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Corporation or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

     Part 9. Amendment and Waiver.

     No amendment, modification or waiver of this designation of Series A Convertible Preferred Stock will be binding or effective with respect to any provision of these terms without the prior written consent of the holders of a majority of the shares of Series A Convertible Preferred Stock outstanding at the time such action is taken. No change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the shares of Series A Convertible Preferred Stock then outstanding.

     Part 10. Notices.

     (i) Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     (ii) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Convertible Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken, and the amount and character of such dividend, distribution, security or right.

     The undersigned further certifies that the authorized number of shares of Preferred Stock is 1,000,000, and that the number of shares of this series of Preferred Stock, the Series A Convertible Preferred Stock, none of which has been issued, is 74,000.

     IN WITNESS WHEREOF, STAT Healthcare, Inc. has caused this Certificate to be executed by Victor M. Miranda, M.D., its President, and attested by Ned E. Chapman, its Secretary, this 13th day of September, 1994.

                                         STAT HEALTHCARE, INC.


                                         By: /s/ Victor M. Miranda, M.D
                                             -----------------------------------
                                         Victor M. Miranda, M.D., President


ATTESTED:


By: /s/ N.E. Chapman
    ----------------------------------
    Ned E. Chapman, Secretary

                              CERTIFICATE OF MERGER

                                     MERGING

                             STAT ACQUISITION CORP.

                                  WITH AND INTO

                              STAT HEALTHCARE, INC.

                                   ----------

            Pursuant to Section 251 of the General Corporation Law of
                              the State of Delaware

                                   ----------

     STAT Acquisition Corp., a Delaware corporation ("Merger Sub"), and STAT Healthcare, Inc, a Delaware corporation ("Target"), DO HEREBY CERTIFY AS
FOLLOWS:

     FIRST: That Merger Sub was incorporated on March 15, 1996, pursuant to the Delaware General Corporation Law (the "Delaware Law"), and that Target was incorporated on July 29, 1994 pursuant to the Delaware Law.

     SECOND: That an Amended and Restated Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 15, 1996. among New STAT Healthcare, Inc. a Delaware corporation, Merger Sub, Target, and the AmHealth Entities named therein, setting forth the terms and conditions of the merger of Merger Sub with and into Target (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware Law.

     THIRD: That the name of the surviving corporation (the "Surviving Corporation") is STAT Healthcare, Inc. which shall change its name to be Old STAT, Inc.

     FOURTH: That the Certificate of Incorporation of Target, which shall survive the Merger, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article First shall be amended to read as follows:

              "The name of the corporation shall be Old STAT, Inc."

     FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

              12450 Greenspoint Dr., Suite 1200
              Houston, TX 77060

     SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, each of Merger Sub and Target has caused this Certificate of Merger to be executed in its corporate name this 24th day of June, 1996.

                                        STAT ACQUISITION CORP.


                                        By: /s/ William H. Rice, M.D.
                                            ------------------------------------
                                        Name: William H. Rice, M.D.
                                        Title: President


ATTEST:


/s/ N.E. Chapman
--------------------------------------
Secretary


                                        STAT HEALTHCARE, INC.


                                        By: /s/ Victor M. Miranda, M.D.
                                            ------------------------------------
                                        Name: Victor M. Miranda, M.D.
                                        Title: President


ATTEST:


/s/ N.E. Chapman
--------------------------------------
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 OLD STAT, INC.

     Old STAT, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, at a duly noticed meeting at which a quorum was present, adopted the following resolution:

     RESOLVED: That the Board of Directors hereby declares it advisable and in the best interest of the Corporation that ARTICLE FOURTH of the Certificate of Incorporation be amended to read in its entirety as follows:

     FOURTH: That number of shares of which the Corporation shall have authority to have outstanding is three thousand (3,000) shares of Common Stock, $0.01 par value per share.

     SECOND: That the said amendment has been consented to and authorized by the holders of all of the issued and outstanding stock entitled to vote thereon by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by William George, its Vice President, and attested by, William George, its Assistant Secretary, this 6th day of March, 1997.

                                         OLD STAT, INC.


                                         /s/ William George
                                         ---------------------------------------
                                         William George, Vice President


ATTEST:


/s/ William George
--------------------------------------
William George, Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is OLD STAT, INC.

     2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

     3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

Signed on June 3, 1999


                                         /s/ Scott W. Roloff
                                         ---------------------------------------
                                         Scott Roloff, Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is OLD STAT, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 29, 2003


"/s/" Robyn E. Bakalar
--------------------------------------
Robyn E. Bakalar, Assistant Secretary